SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20349

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) : May 5, 2005

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 2.02.  Results of Operations and Financial Condition

On May 5, 2005, the AES Corporation issued a press release setting forth its first quarter financial results. A copy of the release is furnished as Exhibit 99.1 to this report.

Item 8.01: Other Events

AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Quarter Ended March 31,
($ in millions, except per share amounts)	2005	2004

Revenues	$2,645	$2,257
Cost of sales	(1,863)	(1,577)
GROSS MARGIN	782	680

General and administrative expenses	(49)	(48)

OPERATING INCOME	733	632

Interest expense	(467)	(493)
Interest income	86	69
Other nonoperating expense, net	(15)	(14)
Foreign currency transaction losses	(12)	(8)
Loss on sale of investments	—	(1)
Equity in earnings of affiliates	25	16

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	350	201

Income tax expense	(126)	(64)
Minority interest expense, net	(91)	(63)

INCOME FROM CONTINUING OPERATIONS	133	74

Loss from operations of discontinued components (net of income tax expense of $0 and $2, respectively)	—	(26)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	133	48

Cumulative effect of accounting change	—	—

NET INCOME	$133	$48

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.20	$0.12
Discontinued operations	—	(0.04)
Cumulative effect of accounting change	—	—
Total	$0.20	$0.08

Diluted weighted average shares outstanding (in millions)	660	633

AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Quarter Ended March 31,
($ in millions)	2005	2004

BUSINESS SEGMENTS

REVENUES
Large Utilities	$1,007	$818
Growth Distribution	374	328
Contract Generation	985	868
Competitive Supply	279	243

Total revenues	$2,645	$2,257

GROSS MARGIN
Large Utilities	$252	$194
Growth Distribution	73	63
Contract Generation	393	359
Competitive Supply	64	64

Total gross margin	$782	$680

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
Large Utilities	$153	$117
Growth Distribution	45	31
Contract Generation	252	190
Competitive Supply	53	55
Corporate	(153)	(192)

Total income before income taxes and minority interest	$350	$201

GEOGRAPHIC SEGMENTS

REVENUES
North America	$540	$546
Caribbean	403	391
South America	1,192	879
Europe/Africa	309	274
Asia	201	167

Total revenues	$2,645	$2,257

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
North America	$114	$118
Caribbean	55	61
South America	190	92
Europe/Africa	79	57
Asia	65	65
Corporate	(153)	(192)

Total income before income taxes and minority interest	$350	$201

AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions)	March 31, 2005	December 31, 2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,555	$1,396
Restricted cash	334	395
Short term investments	57	153
Accounts receivable, net of reserves of $322 and $303, respectively	1,547	1,575
Inventory	413	418
Receivable from affiliates	7	8
Deferred income taxes - current	193	187
Prepaid expenses	116	93
Other current assets	674	713
Current assets of held for sale and discontinued businesses	—	—
Total current assets	4,896	4,938

PROPERTY, PLANT AND EQUIPMENT
Land	783	788
Electric generation and distribution assets	22,463	22,434
Accumulated depreciation and amortization	(5,530)	(5,353)
Construction in progress	1,107	919
Property, plant and equipment, net	18,823	18,788

OTHER ASSETS
Deferred financing costs, net	496	513
Investment in and advances to affiliates	684	655
Debt service reserves and other deposits	678	737
Goodwill, net	1,422	1,378
Deferred income taxes - noncurrent	798	813
Long-term assets of held for sale and discontinued businesses	—	—
Other assets	1,866	1,910
Total other assets	5,944	6,006

TOTAL ASSETS	$29,663	$29,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,106	$1,143
Accrued interest	409	336
Accrued and other liabilities	1,686	1,583
Current liabilities of held for sale and discontinued businesses	—	—
Recourse debt-current portion	146	142
Non-recourse debt-current portion	1,748	1,618
Total current liabilities	5,095	4,822

LONG-TERM LIABILITIES
Non-recourse debt	11,435	11,813
Recourse debt	5,016	5,010
Deferred income taxes	729	685
Long-term liabilities of held for sale and discontinued businesses	—	—
Pension liabilities	869	891
Other long-term liabilities	3,108	3,261
Total long-term liabilities	21,157	21,660

Minority Interest	1,663	1,605

STOCKHOLDERS’ EQUITY
Common stock	7	7
Additional paid-in capital	6,368	6,341
Accumulated deficit	(680)	(813)
Accumulated other comprehensive loss	(3,947)	(3,890)
Total stockholders’ equity	1,748	1,645

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,663	$29,732

AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	March 31,
($ in millions)	2005	2004

OPERATING ACTIVITIES
Net income	$133	$48
Adjustments:
Depreciation and amortization of intangible assets	224	200
Other non-cash charges	153	226
Increase in working capital	(84)	(78)
Changes in other assets and liabilities	94	6
Net cash provided by operating activities	520	402

INVESTING ACTIVITIES
Property additions	(271)	(190)
Proceeds from the sale of assets	3	27
Sale of short-term investments	430	392
Purchase of short-term investments	(330)	(428)
Acquisitions, net of cash acquired	(85)	—
Decrease (increase) in restricted cash	67	(435)
Decrease (increase) in debt service reserves and other assets	27	(4)
Other investing	(7)	7
Net cash used in investing activities	(166)	(631)

FINANCING ACTIVITIES
Borrowings under the revolving credit facilities	10	—
Issuance of non-recourse debt and other coupon bearing securities	416	1,133
Repayments of non-recourse debt and other coupon bearing securities	(586)	(1,473)
Payments for deferred financing costs	(1)	(40)
Dividends to minority interests, net	(21)	(8)
Issuance of common stock, net	8	2
Other financing	(2)	(1)
Net cash used in financing activities	(176)	(387)
Effect of exchange rate changes on cash	(19)	(15)

Total increase (decrease) in cash and cash equivalents	159	(631)
Decrease in cash and cash equivalents of discontinued operations and businesses held for sale	—	(1)
Cash and cash equivalents, beginning	1,396	1,727
Cash and cash equivalents, ending	$1,555	$1,095

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: May 5, 2005	By:	/s/ Vincent W. Mathis
		Name:	Vincent W. Mathis
		Title:	Assistant General Counsel

EXHIBIT INDEX

No.	Description
99.1	Press Release dated May 5, 2005